Exhibit 15.1

October 7, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:	The Goldman Sachs Group, Inc.
Registration Statements on Form S-8
(No. 333-80839)
(No. 333-42068)
(No. 333-106430)
Registration Statements on Form S-3
(No. 333-34042)
(No. 333-90677)
(No. 333-75213)
(No. 333-105242)
(No. 333-49958)
(No. 333-63082)
(No. 333-74006)
(No. 333-101093)
(No. 333-110371)
(No. 333-112367)

Commissioners:

     We are aware that our report dated October 7, 2004 on our review of the condensed consolidated statement of financial condition of The Goldman Sachs Group, Inc. and subsidiaries (the Company) at August 27, 2004, the related condensed consolidated statements of earnings for the three and nine months ended August 27, 2004 and August 29, 2003, the condensed consolidated statement of changes in shareholders’ equity for the nine months ended August 27, 2004, the condensed consolidated statements of cash flows for the nine months ended August 27, 2004 and August 29, 2003, and the condensed consolidated statements of comprehensive income for the three and nine months ended August 27, 2004 and August 29, 2003, included in the Company’s quarterly report on Form 10-Q for the quarter ended August 27, 2004 is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933, such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP